As filed with the Securities and Exchange Commission on February 2, 2006
Registration No. 333-90386

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE CLOROX COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	31-0595760 (I.R.S. Employer Identification Number)

1221 Broadway Oakland, California 94612-1888 (510) 271-7000 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)	Laura Stein
Senior Vice President – General Counsel and
Secretary
The Clorox Company
1221 Broadway
Oakland, California 94612-1888
(510) 271-7000
(Name, address, including zip code, and
telephone number, including area code, of
agent for service)
THE CLOROX COMPANY 1996 STOCK INCENTIVE PLAN
Amended and Restated Effective as of July 19, 2001
(Full title of the plan)

With Copy to:
JOSEPH L. SEILER III, ESQ.
MARTHA N. STEINMAN, ESQ.
LeBOEUF, LAMB, GREENE & MacRAE LLP
125 WEST 55TH STREET
NEW YORK, NY 10019
(212) 424-8000

Explanatory Note
     The Clorox Company (the “Registrant”) is filing this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to deregister certain securities previously registered by the Registrant pursuant to its Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on June 13, 2002, Registration No. 333-90386 (the “2002 Form S-8”), with respect to shares of the Registrant’s common stock, $1.00 par value per share (the “Common Stock”), thereby registered for issuance, offer or sale pursuant to The Clorox Company 1996 Stock Incentive Plan (the “1996 Plan”). A total of 11,500,000 shares of Common Stock were registered for issuance, offer or sale under the 2002 Form S-8.
     On November 16, 2005, the shareholders of the Registrant approved The Clorox Company 2005 Stock Incentive Plan (the “2005 Plan”) and, accordingly, 5,286,217 shares of Common Stock that would otherwise have been available for grant (i.e., not subject to outstanding awards or forfeitures, cancelled, exchanged, surrendered or not distributed) under the 1996 Plan are now available for issuance, offer and sale under the 2005 Plan. Therefore, 5,286,217 shares of Common Stock are hereby deregistered. The 2002 Form S-8 otherwise continues in effect as to the balance of the shares of Common Stock remaining available for issuance, offer or sale pursuant thereto upon and following the exercise of options previously granted under the 1996 Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, The Clorox Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Oakland, state of California, on the 2nd day of February, 2006.

THE CLOROX COMPANY
By:	/s/ Gerald E. Johnston
G. E. Johnston
Chairman and Chief Executive Officer

POWER OF ATTORNEY
     The undersigned do hereby constitute and appoint Laura Stein, Daniel J. Heinrich, and Gerald E. Johnston, or any of them, our true and lawful attorneys and agents, to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and other documents required in connection therewith, and to do any and all acts and things in our names and in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement; and we do hereby ratify and confirm all that the said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated on the 2nd day of February, 2006.

Signature	Title
/s/ Gerald E. Johnston G. E. Johnston	Chairman and Chief Executive Officer
/s/ Daniel J. Heinrich D. J. Heinrich	Senior Vice President – Chief Financial Officer (Principal Financial Officer)
/s/ Thomas D. Johnson T. D. Johnson	Vice President – Controller (Principal Accounting Officer)
/s/ Robert W. Matschullat R. W. Matschullat	Presiding Director

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/s/ Daniel Boggan, Jr. D. Boggan, Jr.	Director
/s/ Tully M. Friedman T. M. Friedman	Director
/s/ George J. Harad G. J. Harad	Director
/s/ Gary G. Michael G. G. Michael	Director
/s/ Jan L. Murley J. L. Murley	Director
/s/ Lary R. Scott L. R. Scott	Director
/s/ Michael E. Shannon M. E. Shannon	Director
/s/ Pamela Thomas-Graham P. Thomas-Graham	Director
/s/ Carolyn M. Ticknor C. M. Ticknor	Director

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